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                                                                      EXHIBIT 11

                         BUGABOO CREEK STEAK HOUSE, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


SIXTEEN WEEKS ENDED MARCH 31, 1996 AND APRIL 2, 1995:
                                                                    1996                                1995
                                                        -----------------------------       -----------------------------
                                                                           Fully                               Fully
                                                           Primary        Diluted             Primary         Diluted
                                                        --------------  -------------       -------------   -------------
Net earnings applicable to common shares:
     Earnings before taxes                                   $881,437       $881,437          $1,105,139      $1,105,139
     Taxes on income                                         (308,503)      (308,503)           (384,822)       (384,822)

                                                        --------------  -------------       -------------   -------------
     Total                                                   $572,934       $572,934            $720,317        $720,317
                                                        ==============  =============       =============   =============

Weighted average number of shares outstanding:
     Outstanding at beginning of period                     5,225,000      5,225,000           5,225,000       5,225,000
     Assumed exercise of stock options                        *              *                     1,250           8,800

                                                        --------------  -------------       -------------   -------------
     Total                                                  5,225,000      5,225,000           5,226,250       5,233,800
                                                        ==============  =============       =============   =============


Earnings per share                                              $0.11          $0.11               $0.14           $0.14
                                                        ==============  =============       =============   =============




FORTY WEEKS ENDED MARCH 31, 1996 AND APRIL 2, 1995:

                                                                    1996                                1995
                                                        -----------------------------       -----------------------------
                                                                           Fully                               Fully
                                                           Primary        Diluted             Primary         Diluted
                                                        --------------  -------------       -------------   -------------

Net earnings applicable to common shares:
     Earnings before taxes                                 $2,362,450     $2,362,450          $2,629,422      $2,629,422
     Taxes on income                                         (826,858)      (826,858)           (910,215)       (910,215)

                                                        --------------  -------------       -------------   -------------
     Total                                                 $1,535,592     $1,535,592          $1,719,207      $1,719,207
                                                        ==============  =============       =============   =============

Weighted average number of shares outstanding:
     Outstanding at beginning of period                     5,225,000      5,225,000           5,225,000       5,225,000
     Assumed exercise of stock options                        *              *                       713           6,013

                                                        --------------  -------------       -------------   -------------
     Total                                                  5,225,000      5,225,000           5,225,713       5,231,013
                                                        ==============  =============       =============   =============


Earnings per share                                              $0.29          $0.29               $0.33           $0.33
                                                        ==============  =============       =============   =============



*    Stock options were antidilutive for these periods.
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